Exhibit 99.1

Neal Goldner

Investor Relations

Marriott Vacations Worldwide

407.206.6149

neal.goldner@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide

407.206.6278

ed.kinney@mvwc.com

Marriott Vacations Worldwide Announces Pricing of $500 Million of 4.500% Senior Notes

ORLANDO, Fla. – June 7, 2021 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW,” “we,” “us” or “our”) today announced that its wholly owned subsidiary, Marriott Ownership Resorts, Inc. (the “Issuer”), priced an offering of $500 million aggregate principal amount of its 4.500% Senior Notes due 2029 (the “Notes”) in a private placement.

The Issuer intends to use the net proceeds from the Notes, together with cash on hand, to (i) redeem $500 million aggregate principal amount of the Issuer’s outstanding 6.500% Senior Notes due 2026 and (ii) pay transaction expenses and fees in connection with the foregoing.

The Notes were offered and sold, and documents relating to the Notes will only be distributed, to (i) persons reasonably believed to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) persons outside the United States that are not “U.S. persons” within the meaning of Regulation S under the Securities Act and that are not acquiring the Notes for the account or benefit of a U.S. person.

The Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Notes have not been registered under the Act or the securities laws of any other jurisdiction.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

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About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The company has nearly 120 resorts and over 700,000 Owners and Members in a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs comprised of nearly 3,200 resorts in over 90 nations and over 1.7 million members, as well as management of more than 160 other resorts and lodging properties. As a leader and innovator in the vacation industry, the company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Forward-Looking Statements

Information included in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the “SEC”) and press releases or other public statements, contains or may contain “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.

Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this communication. We do not have any intention or obligation to update forward-looking statements after the date of this communication, except as required by law.

We caution you that these statements are not guarantees of future performance and are subject to numerous and evolving risks and uncertainties that we may not be able to predict or assess, such as: the effects of the COVID-19 pandemic, including reduced demand for vacation ownership and exchange products and services, volatility in the international and national economy and credit markets, worker absenteeism, quarantines or other government-imposed travel or health-related restrictions; the length and severity of the COVID-19 pandemic, including its short and longer-term impact on the demand for travel and on consumer confidence; the impact of the availability and distribution of effective vaccines on the demand for travel and consumer confidence; the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines become widely available; competitive conditions; the availability of capital to finance growth; the effects of steps we have taken and may continue to take to reduce operating costs and/or enhance health and cleanliness protocol at our resorts due to the COVID-19 pandemic; political or social strife, and other matters referred to under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, and which may be discussed in our periodic filings with the SEC, any of which could cause actual results to differ materially from those expressed or implied herein. There may be other risks and uncertainties that we cannot predict at this time or that we currently do not expect will have a material adverse effect on our financial position, results of operations or cash flows. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.